Exhibit 99.1

LeMaitre Q4 2023 Financial Results

BURLINGTON, MA, February 27, 2024 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2023 results, announced a $0.16/share quarterly dividend and provided guidance.

Q4 2023 Financial Results

●	Sales $48.9mm, +19% (+14% organic) vs. Q4 2022
●	Gross margin 68.1%, +450 bps
●	Op. income $10.2mm, +46%
●	Op. margin 21%
●	Net income $8.5mm, +50%
●	Earnings per diluted share $0.38, +49%
●	Cash up $8.1mm sequentially to $105.1mm

Bovine patches (+18%), allografts (+52%), valvulotomes (+12%), carotid shunts (+16%) and distributed porcine patches drove Q4 sales. EMEA sales increased 21%, the Americas 20% and APAC 11%.

The gross margin increased to 68.1% in Q4 (vs. 63.6% in Q4 2022) driven primarily by average selling price increases, as well as manufacturing efficiencies.

Operating income of $10.2mm was up 46% vs. Q4 2022. Operating expenses grew 21% year-over-year due to increased sales commissions, other compensation and CE-related regulatory costs.

Chairman/CEO George LeMaitre said “Our 19% sales growth and gross margin recovery produced 46% op. income growth in Q4. Full year 2024 guidance implies an operating margin of 21%, up from 19% in 2023.”

Business Outlook

	Q1 2024 Guidance	Full Year 2024 Guidance
Sales	$50.5mm - $52.9mm (Mid: $51.7mm, +10%, +7% Org.)	$209.7mm - $214.3mm (Mid: $212.0mm, +10%, +9% Org.)
Gross Margin	68.5%	68.0%
Op. Income	$9.7mm - $11.3mm (Mid: $10.5mm, +33%) (Mid: $10.5mm, +28% Ex-Special)*	$43.4mm - $46.5mm (Mid $45.0mm, +22%) (Mid: $45.0mm, +21%, Ex-Special)*
EPS	$0.36 - $0.41 (Mid: $0.39, +42%) (Mid: $0.39, +37%, Ex-Special)*	$1.60 - $1.71 (Mid: $1.65, +23%) (Mid: 1.65, +22%, Ex-Special)*

*Special charges in 2023 are related to the St. Etienne factory closure.

Quarterly Dividend

On February 21, 2024, the Company's Board of Directors approved a quarterly dividend of $0.16/share of common stock. The dividend will be paid on March 28, 2024 to shareholders of record on March 14, 2024.

Share Repurchase Program

On February 21, 2024, the Company's Board of Directors authorized the repurchase of up to $50.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 21, 2025, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events, including EBITDA. This press release also provides guidance for operating income and EPS excluding the special charge relating to the closure of our St. Etienne factory and revenue related the Aziyo distribution agreement. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for operating income and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; risks from implementing a new enterprise resource planning system; the risks from competition from other companies; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$24,269	$19,134
Short-term marketable securities	80,805	63,557
Accounts receivable, net	25,064	22,040
Inventory and other deferred costs	58,080	50,271
Prepaid expenses and other current assets	6,380	6,731
Total current assets	194,598	161,733

Property and equipment, net	21,754	17,901
Right-of-use leased assets	18,027	15,634
Goodwill	65,945	65,945
Other intangibles, net	41,711	46,527
Deferred tax assets	1,003	1,745
Other assets	3,740	991

Total assets	$346,778	$310,476

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$3,734	$2,903
Accrued expenses	23,650	19,967
Acquisition-related obligations	24	573
Lease liabilities - short-term	2,471	1,886
Total current liabilities	29,879	25,329

Lease liabilities - long-term	16,624	14,710
Deferred tax liabilities	107	69
Other long-term liabilities	2,268	2,167
Total liabilities	48,878	42,275

Stockholders' equity
Common stock	239	237
Additional paid-in capital	200,755	189,268
Retained earnings	115,430	97,773
Accumulated other comprehensive loss	(4,625)	(6,031)
Treasury stock	(13,899)	(13,046)
Total stockholders' equity	297,900	268,201

Total liabilities and stockholders' equity	$346,778	$310,476

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales	$48,883	$40,954	$193,484	$161,651
Cost of sales	15,618	14,900	66,435	56,755

Gross profit	33,265	26,054	127,049	104,896

Operating expenses:
Sales and marketing	10,268	8,600	41,054	32,921
General and administrative	8,440	6,933	31,832	28,745
Research and development	4,351	3,554	16,966	13,294
Restructuring	-	-	485	3,107
Total operating expenses	23,059	19,087	90,337	78,067

Income from operations	10,206	6,967	36,712	26,829

Other income (expense), net
Interest income	992	447	3,077	986
Other income (loss), net	115	384	(314)	(325)

Income before income taxes	11,313	7,798	39,475	27,490

Provision for income taxes	2,848	2,171	9,370	6,854

Net income	$8,465	$5,627	$30,105	$20,636

Earnings per share of common stock
Basic	$0.38	$0.26	$1.36	$0.94

Diluted	$0.38	$0.25	$1.34	$0.93

Weighted - average shares outstanding:
Basic	22,278	22,023	22,217	21,975

Diluted	22,459	22,238	22,423	22,171

Cash dividends declared per common share	$0.140	$0.125	$0.560	$0.500

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$32,812	67%	$27,415	67%	$130,308	67%	$109,439	68%
Europe, Middle East and Africa	12,920	26%	10,689	26%	51,099	27%	41,854	26%
Asia Pacific	3,151	7%	2,850	7%	12,077	6%	10,358	6%
Total Net Sales	$48,883	100%	$40,954	100%	$193,484	100%	$161,651	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$8,465	$5,627	$30,105	$20,636
Interest (income) expense, net	(992)	(447)	(3,077)	(986)
Amortization and depreciation expense	2,443	2,288	9,515	9,433
Provision for income taxes	2,848	2,171	9,370	6,854

EBITDA	$12,764	$9,639	$45,913	$35,937

EBITDA percentage increase (decrease)		32%		28%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2023
Net sales as reported	$48,883
Net distribution sales	(1,479)
Impact of currency exchange rate fluctuations	(556)
Adjusted net sales		$46,848

For the three months ended December 31, 2022
Net sales as reported	$40,954
Adjusted net sales		$40,954

Adjusted net sales increase for the three months ended December 31, 2023		$5,894	14%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending March 31, 2024
Net sales per guidance (midpoint)	$51,722
Net distribution sales	(1,247)
Impact of currency exchange rate fluctuations	(35)
Adjusted projected net sales		$50,440

For the three months ended March 31, 2023
Net sales as reported	$47,075
Adjusted net sales		$47,075

Adjusted projected net sales increase for the three months ending March 31, 2024		$3,365	7%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2024
Net sales per guidance (midpoint)	$212,000
Net distribution sales	(1,574)
Impact of currency exchange rate fluctuations	133
Adjusted projected net sales		$210,559

For the year ended December 31, 2023
Net sales as reported	$193,484
Adjusted net sales		$193,484

Adjusted projected net sales increase for the year ending December 31, 2024		$17,075	9%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the three months ending March 31, 2024
Operating income per guidance (midpoint)	$10,490
Adjusted projected operating income		$10,490

For the three months ended March 31, 2023
Operating income as reported	$7,874
Impact of special charge	305
Adjusted operating income		$8,179

Adjusted projected operating income increase for the three months ending March 31, 2024		$2,311	28%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December, 2024
Operating income per guidance (midpoint)	$44,955
Adjusted projected operating income		$44,955

For the year ended December 31, 2023
Operating income as reported	$36,712
Impact of special charge	485
Adjusted operating income		$37,197

Adjusted projected operating income increase for the year ending December 31, 2024		$7,758	21%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the three months ending March 31, 2024
EPS per guidance (midpoint)	$0.39
Adjusted EPS		$0.39

For the three months ended March 31, 2023
EPS as reported	$0.27
Impact of special charge, including tax	0.01
Adjusted EPS		$0.28

Adjusted projected EPS increase for the three months ending March 31, 2024		$0.11	37%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2024
EPS per guidance (midpoint)	$1.65
Adjusted EPS		$1.65

For the year ended December 31, 2023
EPS as reported	$1.34
Impact of special charge, including tax	0.01
Adjusted EPS		$1.35

Adjusted projected EPS increase for the year ending December 31, 2024		$0.30	22%